SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

ITEM 5. Other Events and Regulation FD Disclosure.

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about June 15, 2004.

NB&T Financial Group, Inc., parent company of The National Bank and Trust Company, has declared a dividend of $.25 per share payable July 23, 2004 to shareholders of record June 30, 2004. This amount is an increase of 4.2% from the dividend of $.24 per share declared in June 2003.

National Bank and Trust, with assets of $670 million, operates 19 banking offices and an insurance subsidiary, NB&T Insurance Agency, Inc., in Clinton, Clermont, Brown, Warren, Highland, Adams and Hardin counties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin
Senior Vice President, Chief Financial Officer

Date: June 15, 2004